Independent Auditors' Consent


The Board of Directors
General American Life Insurance Company


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectuses for General American Separate Account Twenty-nine.


                                               /s/KPMG LLP
                                               ------------
                                                 KPMG LLP


St. Louis, Missouri
April 28, 2000